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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the in corporation by reference in the registration statements of Rogue Wave Software, Inc. an subsidiaries on Forms S-8 (File Nos. 333-16749, 333-48485, and 333-48525) of our report dated January 26, 1998, on our audit of the financial statements of Stringray Software, Inc. as of December 31, 1997 and for the year then ended which report is included in this Current Report on Form 8-K/A.

Raleigh, North Carolina
May 12, 1998